UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005 (July 1, 2005)

AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Star Check Drive, Columbus, Ohio 43217

(Address of principal executive offices) (Zip Code)

(614) 409-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     As discussed in “Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” of this Current Report on Form 8-K, effective July 20, 2005, James Chadwick and Gerald Hellerman were appointed to the Board of Directors (the “Board”) of AirNet Systems, Inc. (the “Company”). In accordance with the terms of the AirNet Systems, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), each of Messrs. Chadwick and Hellerman was automatically granted a non-qualified stock option (a “Director Option”) to purchase 20,000 common shares of the Company on the date of his appointment to the Board. Each Director Option has an exercise price equal to $4.26, the reported “closing price” of the underlying common shares on the New York Stock Exchange on the July 20, 2005 grant date.

     Each Director Option vested and became exercisable with respect to 20% of the common shares covered thereby on the grant date and will vest and become exercisable with respect to an additional 20% of the underlying common shares on each of the first, second, third and fourth anniversaries of the grant date. If either Mr. Chadwick or Mr. Hellerman ceases to serve as a member of the Board because of death, disability, or retirement after having served as a Board member for at least one full one-year term (a “Retirement”), his Director Option will become fully vested and exercisable. In addition, if the Company undergoes a merger or consolidation or reclassification of its common shares or the exchange of the common shares of the Company for the securities of another entity (other than a subsidiary of the Company) that has acquired the Company's assets or which is in control of an entity that has acquired the Company’s assets, then each Director Option will become fully vested and exercisable. Once vested and exercisable, each Director Option will remain exercisable until the earlier to occur of (i) ten years after the grant date or (ii) three months after the holder of the Director Option ceases to be a member of the Company’s Board (24 months in the case of death, disability or Retirement). Director Options are immediately forfeited if a Board member’s service is terminated for cause.

     At any time, the Board may, in its discretion and without the consent of the affected director, cancel an outstanding Director Option, whether or not then exercisable, by giving written notice to the director of the Company’s intent to buy out the Director Option. In the event of such a buy out, the Company will pay the difference between the fair market value of the common shares underlying the exercisable portion of the Director Option to be cancelled and the exercise price associated therewith. No payment will be made for the portion of a Director Option that is not exercisable when cancelled. At the option of the Board, payment of the buy out amount may be made in cash, common shares or a combination thereof.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On July 25, 2005, the Company issued a news release announcing the appointment of James Chadwick and Gerald Hellerman to the Company’s Board, effective July 20, 2005. A copy of the news release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The terms of Messrs. Chadwick and Hellerman will continue until the Company’s next annual meeting of shareholders.

     From January 2003 until June 2005, Mr. Chadwick served as the managing member of Pacific Coast Investment Partners, LLC (“PCI Partners”), a hedge fund specializing in shareholder activism. PCI Partners is the General Partner of Pacific Coast Investment Fund, L.P., a private investment fund. From April 1999 to October 2002, Mr. Chadwick was employed by Relational Investors, LLC, a registered investment adviser that invests in companies that it believes can be improved. He served as an analyst for Relational Investors, LLC from 1999 to 2001 and became a Senior Analyst in 2002.

     Mr. Hellerman owns and has served as Managing Director of Hellerman Associates since 1993. Hellerman Associates provides financial consulting and litigation support services. From 1976 to 1993, Mr. Hellerman served as Chief Financial Analyst for the U.S. Department of Justice. In that position, he advised the Antitrust, Civil, and Environmental and Natural Resources Divisions concerning financial, corporate control, bankruptcy, and valuation issues. He also served as Special Financial Advisor to the U.S. Senate Subcommittee on Antitrust and Monopoly from 1972 to 1976. Prior to that, Mr. Hellerman served in the U.S. Securities and Exchange Commission, as Branch Chief from 1967 to 1972 and Financial Analyst from 1962 to 1967. Mr. Hellerman currently serves as director and chief compliance officer for The Mexico Equity and Income Fund, Inc., a director of Third Avenue Value Trust, and as a director for several publicly held companies, including Frank’s Nursery & Crafts, Inc., Innovative Clinical Solutions, Ltd., MVC Capital, Inc. and Brantley Capital Corporation.

     On July 20, 2005, Mr. Chadwick was appointed to the Audit Committee of the Company’s Board and Mr. Hellerman was appointed to the Compensation Committee of the Company’s Board.

     Messrs. Chadwick and Hellerman were recommended for appointment to the Company’s Board by its Nominating and Corporate Governance Committee. Messrs. Chadwick and Hellerman were recommended to the Nominating and Corporate Governance Committee by PCI Partners and Phillip Goldstein, respectively, in connection with the efforts of a group of the Company’s shareholders, including Pacific Coast Investment Fund, L.P., Mr. Goldstein, Andrew Dakos, PCI Partners, Nadel and Gussman Funds, LLC, Opportunity Partners, L.P. and Full Value Partners, L.P. (the “Shareholder Group”), to call a special meeting of the Company’s shareholders to replace the Company’s Board. The Shareholder Group has publicly withdrawn its solicitation of consents to call a special meeting of the Company’s shareholders.

Item 8.01. Other Events.

     Effective July 1, 2005, the Company and one of its major bank customers (the “Bank Customer”) entered into an amendment (the “Amendment”) to the master service agreement for outbound transportation services (the “Master Agreement”), to which the Company and the Bank Customer are parties. The Amendment extends the term of the Master Agreement through December 31, 2006.

     The Amendment also modifies the manner in which the Company charges the Bank Customer for weekday transportation services. Under the Amendment, the Company will charge the Bank Customer a fixed daily fee for each weekday transportation route of the Company on which the Bank Customer transports cancelled checks. Payment of the fixed daily fee will entitle the Bank Customer to transport a specified number of pounds on each transportation route of the Company that the Bank Customer utilizes. Pounds in excess of each weight designated in the Amendment are subject to a specified excess fee. The pricing under the Amendment is designed to transition the Bank Customer to a minimum fixed rate pricing model from the previous pricing model that had roughly equal elements of fixed rate pricing and variable rate pricing. The new fixed rate pricing contemplated by the Amendment was designed to approximate the average daily fees that the Bank Customer has recently paid the Company under the pricing model previously in effect. The new fixed rate pricing model is intended to reduce the variability in the daily fees the Bank Customer would have otherwise paid the Company under the previous pricing model’s more significant variable rate component. The Company anticipates that the Bank services revenues received by the Company in respect of the services provided to the Bank Customer under the terms of the Amendment will represent approximately 10% of the Company’s aggregate Bank services revenues for the remainder of 2005.

     The Amendment gives either party the right to eliminate specified transportation routes from the scope of the Master Agreement upon 90 days’ advance written notice. The elimination of routes by either party will trigger a pricing review by the parties under mutually agreed upon guidelines. The Company has reserved the right to propose price increases or other modifications in respect of the service fees contemplated by the Master Agreement, provided at least 90 days’ advance written notice is given by the Company to the Bank Customer prior to implementing any price increase or modification. Notice of a proposed price increase also triggers a pricing review by the parties. If the Bank Customer does not agree to any proposed price increase, it may eliminate the transportation route(s) effected by the proposed price increase by providing written notice to the Company at least 30 days prior to the effective date of the proposed price increase. The Amendment also allows either party to terminate the Master Agreement upon 90 days’ advance written notice.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Not Applicable

(b)	Pro Form Financial Information – Not Applicable

(c)	Exhibits:

The following exhibit is included pursuant to “Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” of this Current Report on Form 8-K:

99.1 News Release issued by AirNet Systems, Inc. on July 25, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: July 26, 2005	By:	/s/ Gary W. Qualmann

Gary W. Qualmann Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

AirNet Systems, Inc.
Current Report on Form 8-K
Dated July 26, 2005

Exhibit No.	Description

99.1	News Release issued by AirNet Systems, Inc. on July 25, 2005

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